SUPPLEMENTARY AGREEMENT TO VARY THE COMPLETION DATE IN RESPECT OF THE SHARE SALE AGREEMENT DATED 12 MAY 2021 ("SSA") IN RELATION TO THE ENTIRE ISSUED AND PAID-UP SHARE CAPITAL OF BIO RESOURCES LIMITED (LL12628)

Further to the SSA executed on 12 May 2021 between Gold Billion Global Limited ("Purchaser"), a wholly owned subsidiary of Verde Resources, Inc ("VRDR") and the shareholders of Bio Resources Limited ("Vendors") including Taipan International Limited, Borneo Resources Limited, Yong Yit Fui @ Steven, Khoo Yong Ai, Wong Yung Jack, Teo Zye Keun, Gordon Henry Low, Chong Chi Kiong @ Thomas Chong, Darren Yong Jia Jiun, Reggie Abraham, Rozita Noorizam Binti Ajmain, Lang Yan Poh, Ahmad Nor Aramia Bin Mahiyuddin, Mariana Binti Jamarudin, Chai Bee Foon @ Chua Kuan Fung, Anuar Bin Ismail and Lee Chun Hao, the parties hereby mutually agree to vary the terms of the SSA as follows :

1. Pursuant to Clause 3.2 and Clause 4 and Clause 5 of the SSA, the Completion Date for the SSA shall not be later than six (6) months from the date of this Agreement;
2. In acordance with Clause 4.1.3, the Completion of the SSA is subject to the satisfactory due diligence by the Purchaser;
3. The Vendors hereby agree to grant to the Purchaser an unconditional extension of time up to the **30 June 2022** for the completion of the SSA
4. Total consideration of USD30,000,000 was paid by the issuance of 321,500,000 restricted common shares issued by Verde Resources, Inc at the price of USD0.03 per share and the issuance of Promissory Note(s) with two-year term period for the principal amount of USD20,355,000 repayable by May 12, 2023, bearing zero coupon interest. The Promissory Note shall be cancellable, and the shares issued shall be refundable if the transaction fails to complete. The consideration will then be renegotiated and such renegotiated sum (as the case may be) shall be taken and construed as the Purchase Price for the Sale Shares and such sum to be duly signed and agreed by both parties.

Dated: November 1 1 NOV 2021 , 2021

PURCHASER :

____

Gold Billion Global Limited
Balakrishnan B S Muthu
President

VENDORS:

Taipan International Limited
Khoo Yong Ai
Director

Yong Yit Fui @ Steven

Wong Yung Jack

Gordon Henry Low

Darren Yong Jia Jiun

Rozita Noorizam Binti Ajmain

Ahmad Nor Aramia Bin Mahiyuddin

Chai Bee Foon @ Chua Kuan Fung

Lee Chun Hao

Borneo Resources Limited
Teo Zye Keun
Director

Khoo Yong Ai

Teo Zye Keun

Chong Chi Kiong @ Thomas Chong

Reggie Abraham

Lang Yan Poh

Mariana Binti Jamarudin

Anuar Bin Ismail